Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in Amendment No. 2 of the Registration Statement on Form S-1 and related prospectus of Coinmach Service Corp. for the registration of Class A common stock of our report dated May 24, 2005 (except Note 15, as to which the date is December 19, 2005) relating to the consolidated financial statements and schedule of Coinmach Service Corp. and Subsidiaries, which appears in such Registration Statement and prospectus.
We hereby consent to the use in Amendment No. 2 of the Registration Statement on Form S-1 and related prospectus of Coinmach Service Corp. for the registration of Class A common stock of our report dated May 24, 2005 (except Note 15, as to which the date is December 19, 2005) relating to the consolidated financial statements and schedules of Coinmach Laundry Corporation and Subsidiaries, which appears in such Registration Statement and prospectus.
We hereby consent to the use in Amendment No. 2 of the Registration Statement on Form S-1 and related prospectus of Coinmach Service Corp. for the registration of Class A common stock of our report dated May 24, 2005 (except Note 15, as to which the date is December 19, 2005) relating to the consolidated financial statements and schedule of Coinmach Corporation and Subsidiaries, which appears in such Registration Statement and prospectus.
We also consent to the reference to us under the caption “Experts” in Amendment No. 2 of such Registration Statement and prospectus.
/s/ Ernst & Young LLP

New York, New York
January 19, 2006